UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 160
Henderson, Nevada		89074
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 941-8047

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2022, CleanSpark, Inc. (the “Company”), through its wholly owned subsidiary, CSRE Properties Washington, LLC, a Georgia limited liability company (“CSRE”), entered into the First Amendment to Purchase and Sale Agreement (the “Amendment”) with SPRE Commercial Group, Inc. f/k/a WAHA, Inc., a Georgia corporation (the “Seller”), which amended the previously announced Purchase and Sale Agreement (the “Land Purchase Agreement”), dated as of August 5, 2022, pursuant to which the Company agreed to purchase certain real property located in Wilkes County, Georgia (the “Property”), from the Seller. The material terms of the Land Purchase Agreement are described in Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 10, 2022, and are incorporated herein by reference. The Amendment (i) reduced the purchase price of the Property from $16,200,000 to $15,000,000 and (ii) correspondingly reduced the portion of the purchase price to be financed through a loan from the Seller from $3,161,747 to $1,961,747.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 17, 2022, the Company, through CSRE, completed its acquisition of the Property from the Seller for a purchase price of $15,000,000, under the terms of the previously-announced Land Purchase Agreement, as amended by the Amendment.

Additionally, on August 17, 2022, the Company, through its wholly owned subsidiary, CleanSpark DW, LLC, a Georgia limited liability company, completed its acquisition of a mix of S19 and S19 J Pro bitcoin miners equal to approximately 341,985 terahashes from WAHA Technologies, Inc., a Georgia corporation (the “Equipment Seller”), an affiliate of the Seller, for a purchase price of $8,891,610, under the terms of the previously announced Equipment Purchase and Sale Agreement, dated as of August 5, 2022, by and between CleanSpark DW, LLC and the Equipment Seller.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Purchase and Sale Agreement by and between CSRE Properties Washington, LLC and SPRE Commercial Group, Inc. f/k/a WAHA, Inc., dated as of August 17, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANSPARK, INC.

Date:	August 23, 2022	By:	/s/ Rachel Silverstein
Name: Rachel Silverstein Title: Senior Vice President of Compliance and General Counsel